Exhibit 5.1

LETTERHEAD OF MURPHY USA INC.

September 12, 2013

Murphy USA Inc.

200 Peach Street

P.O. Box  7300

El Dorado,  Arkansas    71731-7300

Re:  Registration Statement on Form S-8 relating to 11,500,000 shares of Murphy USA Inc. Common Stock, par value $0.01 per share (the “Common Stock”)

Dear Sirs:

As Senior Vice President, General Counsel and Secretary of Murphy USA Inc., (the “Company”), I advise you as follows in connection with the filing by the Company of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, with respect to 11,500,000 shares of Common Stock, 10,000,000 Shares of which are issuable pursuant to the Murphy USA Inc. 2013 Long-Term Incentive Plan (the “2013 LTIP”), 500,000 shares of which are issuable pursuant to the Murphy USA Inc. 2013 Stock Plan for Non-Employee Directors (the “2013 NEDP” and 1,000,000 shares of which are issuable pursuant to the Murphy USA Inc. Savings Plan (the “Savings Plan”, and together with the 2013 LTIP and the 2013 NEDP, the “Plans”).

As Senior Vice President, General Counsel and Secretary for the Company, I, or attorneys under my supervision, have participated in the preparation of the Registration Statement and have examined and relied upon such documents, opinions, precedents, records and other materials as I have deemed necessary or appropriate to provide a basis for the opinion set forth below.  In this examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents and conformity to original documents of all documents submitted to me as certified or photostatic copies.

Based on the foregoing, I am of the opinion that shares of original issuance Common Stock deliverable pursuant to the Plans, when delivered in accordance with the Plans upon receipt by the Company of adequate consideration therefor, will be duly authorized, validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

/s
Sincerely, /s/ John A. Moore
John A. Moore Senior Vice President, General Counsel and Secretary